Exhibit 3.1.1

CERTIFICATE OF DESIGNATION OF

SERIES A PREFERRED STOCK, SETTING FORTH THE POWERS,

PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS AND

RESTRICTIONS OF SUCH SERIES OF PREFERRED STOCK

Pursuant to Section 78.195 of the Nevada Revised Statute, Modular Medical, Inc., a Nevada corporation (the “Corporation”), DOES HEREBY CERTIFY:

The Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) confers upon the Board of Directors of the Corporation (the “Board of Directors”) the authority to provide for the issuance of shares of preferred stock in series and to establish the number of shares to be included in each such series and to fix the powers, designations, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. On ____, 2020, the Board of Directors duly adopted the following resolution creating a series of preferred stock designated as the “Series A 13% Cumulative Redeemable Perpetual Preferred Stock,” comprised initially of 2,000,000 shares and such resolution has not been modified and is in full force and effect on the date hereof:

RESOLVED that, pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation, a series of the class of authorized preferred stock, par value $0.001 per share, of the Corporation is hereby created and that the designation and number of shares thereof and the powers, preferences and rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

Section 1                Designation. The distinctive serial designation of such series of Preferred Stock is “13% Series A Cumulative Redeemable Perpetual” (the “Series A Preferred Stock”). Each share of Series A Preferred Stock shall be identical in all respects to every other share of Series A Preferred Stock, except as to the respective dates from which dividends thereon shall accumulate, to the extent such dates may differ as permitted pursuant to Section 5(a).

Section 2                Number of Shares. The authorized number of shares of Series A Preferred Stock shall be 2,000,000.

Section 3                Definitions. As used herein with respect to Series A Preferred Stock:

“Agent Members” has the meaning specified in Section 14(b).

“Articles of Incorporation” has the meaning specified in the introductory paragraph.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in The City of New York are not authorized or obligated by law, regulation or executive order to close.

“Bylaws” means the Bylaws of the Corporation, amended as of April __, 2020, as the same may be further amended or restated from time to time.

“Certificate of Designations” means this Certificate of Designations relating to the Series A Preferred Stock, as it may be amended from time to time.

“Certificated Series A Preferred Stock” has the meaning specified in Section 14(a).

“Common Stock” means the common stock, par value $0.001 per share, of the Corporation.

“Dividend Payment Date” has the meaning specified in Section 5(a)(i).

“Dividend Period” means, with respect to the Series A Preferred Stock, each period commencing on (and including) a Dividend Payment Date and continuing to, but excluding, the next succeeding Dividend Payment Date, except that the first Dividend Period for the initial issuance of Series A Preferred Stock shall commence on (and include) the Issue Date.

“Dividend Record Date” has the meaning specified in Section 5(a)(ii).

“DTC” means The Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

 “Global Depositary” has the meaning specified in Section 14(b).

“Global Legend” has the meaning specified in Section 14(b).

“Global Series A Preferred Stock” has the meaning specified in Section 14(b).

“Issue Date” means ____ 2020, which is the original issue date of the Series A Preferred Stock.

“Junior Stock” has the meaning specified in Section 4(a)(i).

“Liquidation Preference” has the meaning specified in Section 6(b).

“Liquidation Preference Amount” means $25.00 per share of Series A Preferred Stock.

“Nonpayment Event” has the meaning specified in Section 8(b).

“Parity Stock” has the meaning specified in Section 4(a)(ii).

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

“Preferred Stock” means any and all series of preferred stock, having a par value of $0.001 per share, of the Corporation, including the Series A Preferred Stock.

“Senior Stock” has the meaning specified in Section 4(a)(iii).

“Transfer Agent” means the transfer agent and registrar for the Series A Preferred Stock.

“Voting Preferred Stock” means, with regard to any matter as to which the holders of Series A Preferred Stock are entitled to vote as specified in Section 8, any and all class or series of Preferred Stock (other than Series A Preferred Stock) that rank equally with Series A Preferred Stock either as to the payment of dividends (whether cumulative or non-cumulative) or as to the distribution of assets upon any liquidation, dissolution or winding-up of the affairs of the Corporation and upon which like voting rights have been conferred and are exercisable with respect to such matter.

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References to (a) the word “Section” shall refer to the applicable Section of this Certificate of Designations and (b) the word “or” shall not be exclusive.

Section 4                Ranking.

(a)            The shares of Series A Preferred Stock shall rank, with respect to the payment of dividends (whether cumulative or non-cumulative) and distributions upon any liquidation, dissolution or winding-up of the affairs of the Corporation:

(i)               senior to the Common Stock and to each other class or series of the Corporation’s capital stock established after the Issue Date that is expressly made subordinated to the Series A Preferred Stock as to the payment of dividends or amounts payable on any liquidation, dissolution or winding-up of the affairs of the Corporation (the “Junior Stock”);

(ii)              on a parity with any class or series of the Corporation’s capital stock established after the Issue Date that is not expressly made senior or subordinated to the Series A Preferred Stock as to the payment of dividends and amounts payable on any liquidation, dissolution or winding-up of the affairs of the Corporation (the “Parity Stock”); and

(iii)             junior to any class or series of the Corporation’s capital stock established after the Issue Date that is expressly made senior to the Series A Preferred Stock as to the payment of dividends or amounts payable on any liquidation, dissolution or winding-up of the affairs of the Corporation (the “Senior Stock”).

The Corporation may not authorize and issue any additional shares of Series A Preferred Stock at any time and from time to time without notice to or the consent of the holders of the Series A Preferred Stock, and such additional shares of Series A Preferred Stock will be deemed to form a single series together with all outstanding shares of the Series A Preferred Stock.

Except as otherwise required by law, the Corporation may issue Parity Stock and Junior Stock at any time and from time to time in one or more series without notice to or the consent of the holders of the Series A Preferred Stock.

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Section 5               Dividends.

(a)           Rate.

(i)               Holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors or any duly authorized committee of the Board of Directors out of funds legally available for the payment of dividends under applicable law, cumulative cash dividends per each share of Series A Preferred Stock at the rate determined as set forth below in this Section 5 applied to the Liquidation Preference Amount of $25.00 per share of Series A Preferred Stock. Dividends on the Series A Preferred Stock shall accumulate daily and shall be cumulative from, and including, the Issue Date and shall be payable quarterly in arrears on the 15th day of each January, April, July and October, commencing on July 15, 2020 (each such date, a “Dividend Payment Date”); provided, that if any such Dividend Payment Date is a day that is not a Business Day, the dividend with respect to such Dividend Payment Date shall instead be payable on the immediately succeeding Business Day, without additional dividends, interest or other payment in respect of such delayed payment. Dividends on Series A Preferred Stock shall be cumulative whether or not (i) the Corporation has earnings, (ii) there are funds legally available for the payment of such dividends, (iii) such dividends are authorized or declared and (iv) any of the Corporation’s agreements prohibit the current payment of dividends, including any agreement relating to the Corporation’s indebtedness. Accordingly, if the Board of Directors or any duly authorized committee of the Board of Directors does not declare a dividend on the Series A Preferred Stock payable in respect of any Dividend Period before the related Dividend Payment Date, such dividend shall accumulate and an amount equal to such accumulated dividend shall become payable out of funds legally available therefor upon any liquidation, dissolution or winding-up of the affairs of the Corporation or earlier redemption of such shares of Series A Preferred Stock, to the extent not paid prior to such liquidation, dissolution or winding-up or earlier redemption, as the case may be. No interest, or sum of money in lieu of interest, shall be payable on any dividend payment that may be in arrears on the Series A Preferred Stock.

(ii)              Dividends that are payable on Series A Preferred Stock on any Dividend Payment Date will be payable to holders of record of Series A Preferred Stock as they appear on the stock register of the Corporation as of the close of business on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 calendar days nor less than 10 calendar days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day. In the case of payments of dividends payable in arrears, the Dividend Record Date shall be such date fixed by the Board of Directors or any duly authorized committee of the Board of Directors.

(iii)             Dividends payable on the Series A Preferred Stock, including dividends payable for any partial Dividend Period, shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

(iv)            The dividend rate on the Series A Preferred Stock for each Dividend Period shall be a rate per annum equal to 13%.

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(b)           Priority of Dividends.

(i)                 The Corporation shall not declare or pay, or set aside for payment, full dividends on the Series A Preferred Stock or any Parity Stock for any Dividend Period unless the full cumulative dividends have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on the Series A Preferred Stock and any Parity Stock through the most recently completed Dividend Period for each such security. When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) in full on the Series A Preferred Stock and any shares of Parity Stock on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period), all dividends declared on the Series A Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accumulated but unpaid dividends per share on the Series A Preferred Stock and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other. Any portion of such dividends not declared and paid that are payable upon the Series A Preferred Stock and such Parity Stock in respect of such Dividend Period on such Dividend Payment Date shall accumulate, and an amount equal to such undeclared portion of such dividends shall become payable out of funds legally available for the payment of dividends upon any liquidation, dissolution or winding-up of the affairs of the Corporation or earlier redemption of such shares of Series A Preferred Stock and such Parity Stock, to the extent not paid prior to such liquidation, dissolution or winding- up or earlier redemption, as the case may be.

(ii)            During any Dividend Period, so long as any shares of Series A Preferred Stock remain outstanding, unless the full cumulative dividends have been declared and paid on the Series A Preferred Stock and any Parity Stock through the most recently completed Dividend Period for each such security:

(A)             no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than a dividend payable solely in shares of Junior Stock); and

(B)              no Common Stock or other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (A) purchases, redemptions or other acquisitions of shares of Junior Stock pursuant to any employment contract, dividend reinvestment plan, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, consultants or advisors, (B) as a result of a reclassification of Junior Stock for or into other Junior Stock, (C) the exchange or conversion of one share of Junior Stock for or into another share of such Junior Stock, or (D) through the use of the proceeds of a substantially contemporaneous sale of Junior Stock) during a Dividend Period.

(iii)             The Series A Preferred Stock shall rank junior as to payment of dividends to any class or series of Senior Stock that the Corporation may issue in the future. If at any time the Corporation has failed to pay, on the applicable payment date, accumulated dividends on any class or series of Senior Stock, the Corporation may not pay any dividends on the outstanding Series A Preferred Stock or redeem or otherwise repurchase any shares of Series A Preferred Stock until the Corporation has paid or set aside for payment the full amount of the unpaid dividends on the Senior Stock that must, under the terms of such securities, be paid before the Corporation may pay dividends on, or redeem or repurchase, the Series A Preferred Stock.

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(iv)            Notwithstanding anything herein to the contrary, no dividends on the Series A Preferred Stock shall be paid at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such declaration and payment (or declaration and setting aside a sum sufficient for the payment thereof) would constitute a breach thereof or a default thereunder, or if the declaration and payment (or the declaration and setting aside a sum sufficient for the payment thereof) shall be restricted or prohibited by law.

(c)           Subject to the foregoing, dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on the Common Stock and any other shares of Junior Stock from time to time out of any funds legally available for such payment, and the Series A Preferred Stock shall not be entitled to participate in any such dividend.

Section 6               Liquidation Rights.

(a)           Voluntary Or Involuntary Liquidation. In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series A Preferred Stock and all holders of any Parity Stock shall be entitled to receive, out of the assets of the Corporation legally available for distribution to shareholders of the Corporation, after satisfaction of all liabilities and obligations to creditors of the Corporation, if any, and subject to the rights of holders of Senior Stock in respect of distributions upon any liquidation, dissolution or winding-up of the affairs of the Corporation, and before any distribution of such assets is made to or set aside for the holders of Common Stock and any other Junior Stock, in full an amount equal to $25.00 per share of Series A Preferred Stock, together with an amount equal to all accumulated and unpaid dividends (whether or not declared), if any. Holders of the Series A Preferred Stock will not be entitled to any other amounts from the Corporation after they have received their full Liquidation Preference.

(b)          Partial Payment. If in any distribution described in Section 6(a) the assets of the Corporation are not sufficient to pay the Liquidation Preferences in full to all holders of Series A Preferred Stock and all holders of any Parity Stock, the amounts paid to the holders of Series A Preferred Stock and to the holders of all such other Parity Stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series A Preferred Stock and the holders of all such other Parity Stock. In any such distribution, the “Liquidation Preference” of any holder of Preferred Stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including any unpaid, accumulated, cumulative dividends, whether or not declared (and, in the case of any Parity Stock on which dividends accumulate on a non-cumulative basis, an amount equal to any declared but unpaid dividends, as applicable).

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(c)           Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series A Preferred Stock and any Parity Stock, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d)           Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 6, neither the merger or consolidation of the Corporation into or with any other corporation, including a merger or consolidation in which the holders of Series A Preferred Stock receive cash, securities or other property for their shares, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding-up of the affairs of the Corporation.

Section 7                Redemption.

(a)           Optional Redemption. The Series A Preferred Stock is perpetual and has no maturity date. Holders of the Series A Preferred Stock will have no right to require the redemption or repurchase of the Series A Preferred Stock. The Corporation may, at its option, redeem the shares of Series A Preferred Stock at the time outstanding, upon notice given as provided in Section 7(c) in whole or in part, from time to time, on or after ____, 2023, at a redemption price in cash equal to $25.00 per share of Series A Preferred Stock, plus an amount equal to accumulated and unpaid dividends (whether or not declared) to, but excluding, the date fixed for redemption.

The redemption price for any shares of Series A Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared and unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not constitute a part of or be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on the Dividend Record Date relating to such Dividend Payment Date as provided in Section 5.

(b)           No Sinking Fund. The Series A Preferred Stock will not be subject to any mandatory redemption, sinking fund, retirement fund or purchase fund or other similar provisions. Holders of Series A Preferred Stock will have no right to require redemption, repurchase or retirement of any shares of Series A Preferred Stock.

(c)           Notice of Redemption. Notice of every redemption of shares of Series A Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares of Series A Preferred Stock to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Section 7(c) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. Notwithstanding the foregoing, if the Series A Preferred Stock or any depositary shares representing interests in the Series A Preferred Stock are issued in book-entry form through DTC or any other similar facility, notice of redemption may be given to the holders of Series A Preferred Stock at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares of Series A Preferred Stock held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accumulate from and after such redemption date.

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(d)           Partial Redemption. In case of any redemption of only part of the shares of Series A Preferred Stock at the time outstanding, the shares of Series A Preferred Stock to be redeemed shall be selected either pro rata or by lot (or, in the event the Series A Preferred Stock is in the form of Global Series A Preferred Stock in accordance with the applicable procedures of DTC or any other similar facility in compliance with the then-applicable rules of any applicable stock exchange the shares of Series A Preferred Stock are listed or quoted on). Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series A Preferred Stock shall be redeemed from time to time. If fewer than all the shares of Series A Preferred Stock represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares of Series A Preferred Stock without charge to the holder thereof.

(e)           Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares of Series A Preferred Stock called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share of Series A Preferred Stock so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accumulate on all shares of Series A Preferred Stock so called for redemption, all shares of Series A Preferred Stock so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares of Series A Preferred Stock so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 8                Voting Rights.

(a)           General. The holders of Series A Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by Delaware law.

(b)           Other Voting Rights. So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law, the vote or consent of the holders of at least two-thirds of the shares of Series A Preferred Stock and any Voting Preferred Stock (subject to the last paragraph of this Section 8(b)) at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

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(i)               Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation or this Certificate of Designations to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation ranking senior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets on any liquidation, dissolution or winding-up of the affairs of the Corporation;

(ii)              Amendment of Series A Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or this Certificate of Designations so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series A Preferred Stock, taken as a whole; or

(iii)           Share Exchanges, Reclassifications, Mergers And Consolidations. Any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such Series A Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series A Preferred Stock immediately prior to such consummation, taken as a whole; provided, however, that for all purposes of this Section 8(b), any increase in the amount of the authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equally with or junior to the Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon any liquidation, dissolution or winding-up of the affairs of the Corporation will not be deemed to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series A Preferred Stock.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 8(b) would materially and adversely affect the Series A Preferred Stock and one or more, but not all, series of Voting Preferred Stock (including the Series A Preferred Stock for this purpose), then only the Series A Preferred Stock and such series of Voting Preferred Stock as are materially and adversely affected by and entitled to vote shall vote on the matter together as a single class (in lieu of all other series of Voting Preferred Stock).

(c)           Changes for Clarification. To the fullest extent permitted by the Nevada Revised Statute, without the consent of the holders of the Series A Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series A Preferred Stock, the Corporation may amend, alter, supplement or repeal any term of the Series A Preferred Stock for the following purposes:

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(i)               to cure any ambiguity, omission, inconsistency or mistake in any such agreement or instrument;

(ii)              to make any provision with respect to matters or questions relating to the Series A Preferred Stock that is not inconsistent with the provisions of this Certificate of Designations and that does not adversely affect the rights of any holder of the Series A Preferred Stock; or

(iii)             to make any other change that does not adversely affect the rights of any holder of the Series A Preferred Stock (other than any holder that consents to such change).

(d)           Changes After Provision for Redemption. No vote or consent of the holders of Series A Preferred Stock shall be required pursuant to Section 8(b) if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series A Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 7.

(e)           Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series A Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or a duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series A Preferred Stock is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series A Preferred Stock and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series A Preferred Stock are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

Section 9               Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent for the Series A Preferred Stock may deem and treat the record holder of any share of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such Transfer Agent shall be affected by any notice to the contrary.

Section 10             Notices. All notices or communications in respect of Series A Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Articles of Incorporation or Bylaws or by applicable law.

Section 11             No Preemptive Rights. No holder of any share of Series A Preferred Stock, in such capacity, shall have any rights of preemption or subscription whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

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Section 12             No Other Rights. The holders of shares of Series A Preferred Stock, in such capacity, shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable Missouri law.

Section 13             No Conversion Rights. The shares of Series A Preferred Stock shall not be convertible into, or exchangeable for, any other class or series of stock or other securities of the Corporation.

Section 14              Form.

(a)           Certificated Series A Preferred Stock. The Series A Preferred Stock may be issued in the form of one or more definitive shares in fully registered form in substantially the form attached to this Certificate of Designations as Exhibit A (“Certificated Series A Preferred Stock”), which is incorporated in and expressly made a part of this Certificate of Designations. Each Certificated Series A Preferred Stock shall reflect the number of shares of Series A Preferred Stock represented thereby, and may have notations, legends, or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend, or endorsement is in a form acceptable to the Corporation). Each Certificated Series A Preferred Stock shall be registered in the name or names of the Person or Persons specified by the Corporation in a written instrument to the Registrar.

(b)           Global Series A Preferred Stock. If DTC or another depositary reasonably acceptable to the Corporation (the “Global Depositary”) is willing to act as depositary for the Series A Preferred Stock, a holder who is an Agent Member may request the Corporation to issue one or more shares of Series A Preferred Stock in global form with the global legend (the “Global Legend”) as set forth on the form of Series A Preferred Stock certificate attached to this Certificate of Designations as Exhibit A (“Global Series A Preferred Stock”), in exchange for the Certificated Series A Preferred Stock held by such holder, with the same terms and of equal aggregate Liquidation Preference Amount. The Global Series A Preferred Stock may have notations, legends, or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend, or endorsement is in a form acceptable to the Corporation). Any Global Series A Preferred Stock shall be deposited on behalf of the holders of the Series A Preferred Stock represented thereby with the Transfer Agent, at the principal office of the Transfer Agent at which at any particular time its registrar business is administered, as custodian for the Global Depositary, and registered in the name of the Global Depositary or a nominee of the Global Depositary, duly executed by the Corporation and countersigned and registered by the Transfer Agent, as hereinafter provided. The aggregate number of shares represented by each Global Series A Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and the Global Depositary or its nominee as hereinafter provided. This Section 14(b) shall apply only to Global Series A Preferred Stock deposited with or on behalf of the Global Depositary. The Corporation shall execute and the Transfer Agent shall, in accordance with this Section 14(b), countersign and deliver any Global Series A Preferred Stock that (i) shall be registered in the name of Cede & Co. or other nominee of the Global Depositary and (ii) shall be delivered by the Transfer Agent to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Transfer Agent as custodian for the Global Depositary pursuant to an agreement between the Global Depositary and the Transfer Agent. Members of, or participants in, the Global Depositary (“Agent Members”) shall have no rights under this Certificate of Designations, with respect to any Global Series A Preferred Stock held on their behalf by the Global Depositary or by the Transfer Agent as the custodian for the Global Depositary, or under such Global Series A Preferred Stock, and the Global Depositary may be treated by the Corporation, the Transfer Agent, and any agent of the Corporation or the Transfer Agent as the absolute owner of such Global Series A Preferred Stock for all purposes whatsoever.

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Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Transfer Agent, or any agent of the Corporation or the Transfer Agent from giving effect to any written certification, proxy, or other authorization furnished by the Global Depositary or impair, as between the Global Depositary and its Agent Members, the operation of customary practices of the Global Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Series A Preferred Stock. The holder of the Global Series A Preferred Stock may grant proxies or otherwise authorize any Person to take any action that a holder is entitled to take pursuant to the Global Series A Preferred Stock, this Certificate of Designations, or the Articles of Incorporation. Owners of beneficial interests in Global Series A Preferred Stock shall not be entitled to receive physical delivery of Certificated Series A Preferred Stock, unless (x) the Global Depositary notifies the Corporation that it is unwilling or unable to continue as Global Depositary for the Global Series A Preferred Stock and the Corporation does not appoint a qualified replacement for the Global Depositary within 90 days after such notice, (y) the Global Depositary ceases to be a “clearing agency” registered pursuant to Section 17A of the Exchange Act when the depositary is required to be so registered and so notifies the Corporation, and the Corporation does not appoint a qualified replacement for the Global Depositary within 90 days after such notice or (z) the Corporation in its sole discretion and subject to the Global Depositary’s procedures determines that the Series A Preferred Stock shall be exchangeable for Certificated Series A Preferred Stock. In any such case, the Global Series A Preferred Stock shall be exchanged in whole for Certificated Series A Preferred Stock, with the same terms and of an equal aggregate Liquidation Preference Amount, and such Certificated Series A Preferred Stock shall be registered in the name or names of the Person or Persons specified by the Global Depositary in a written instrument delivered to the Transfer Agent.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Modular Medical, Inc. has caused this Certificate of Designations to be signed by its Corporate Secretary on this ___ day of April, 2020.

MODULAR MEDICAL INC.

By:
Name:
Title:	Executive Officer and Secretary

[Signature Page to Series A Certificate of Designations]

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Exhibit A

[FORM OF FACE OF CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF                    , TO MODULAR MEDICAL, INC., AS TRANSFER AGENT (THE “TRANSFER AGENT”), AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF                     OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF                      (AND ANY PAYMENT IS MADE TO                     , OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF                     ), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF,                     , HAS AN INTEREST HEREIN.

TRANSFERS OF THIS [GLOBAL] SERIES A PREFERRED STOCK SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF                     OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS [GLOBAL] SERIES A PREFERRED STOCK SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE RELATED CERTIFICATE OF DESIGNATIONS. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

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MODULAR MEDICAL, INC.

Incorporated under the laws of

the State of Delaware

CUSIP: [_________]     13% SERIES A CUMULATIVE REDEEMABLE

                                       PERPETUAL PREFERRED STOCK

ISIN: [___________]

THIS CERTIFICATE IS TRANSFERRABLE IN

NEW YORK, NY:

This is to certify that                     is the registered owner of                     shares of fully paid and non-assessable 13% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value and a liquidation preference of $25.00 per share of MODULAR MEDICAL, INC., a Delaware corporation (the “Corporation”), transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

MODULAR MEDICAL, INC.

By:
Name:
Title:

[Impression of Corporation Seal]
Countersigned and registered

TRANSFER AGENT

By:
Authorized Officer

[FORM OF REVERSE OF CERTIFICATE]

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MODULAR MEDICAL, INC.

The Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative participating, optional or special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences or rights. Such request should be addressed to the Corporation or the Transfer Agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -                          as tenants in common

TEN ENT -                           as tenants by the entireties

JT TEN -                               as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT -                                           Custodian

                         (Cust)                                          (Minor)

                                 under Uniform Gift to Minors Act

                                                     (State)

Additional abbreviations may also be used though not in the above list.

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For Value Received, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,

INCLUDING ZIP CODE OF ASSIGNEE)

                                                                                                                                       Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                         Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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